EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, Ga., July 17, 2018 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $3,069,000, or $0.36 per diluted share for the second quarter of 2018 compared to $2,433,000, or $0.28 per diluted share for the comparable 2017 period, while net income available to shareholders for the six month period ended June 30, 2018 was $6,257,000, or $0.72 per diluted share compared to $4,339,000, or $0.50 per share for the comparable 2017 period.  This represents an increase year to date of 44.20 percent.  Earnings were positively impacted by an increase in net interest income, a reduction in provision for loan losses and a reduction in income tax expense.  “We are pleased to report another solid quarter, said Ed Loomis, President and Chief Executive Officer.  Colony’s strong earnings and capital position resulted in the board maintaining its quarterly dividend payout of $0.05.  During the quarter, Colony was successful in repurchasing stock warrants for 500,000 shares and eliminating the final remnant remaining from the 2009 TARP transaction.   We continue to move forward with our Statesboro, Georgia branch expansion and anticipate opening during first quarter 2019.  While loan activity continues to be slow and challenging,  economic activity continues to be positive and hopefully will instill consumer confidence for increased loan demand the last half of this year.  As always, we continue to explore opportunities to improve operating efficiencies which will further enhance shareholder value.”

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as “well-capitalized” by regulatory benchmarks.  At June 30, 2018, the Company’s tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.17 percent, 14.87 percent,15.74 percent and 12.02 percent, respectively, compared to10.14 percent, 14.97 percent, 15.88 percent  and 12.11  percent, respectively, at March 31, 2018.  The Company’s capital ratios were all in excess of regulatory minimums required to be classified as “well-capitalized.”

Net Interest Margin

During the second quarter of 2018, the Company reported net interest income of $10.17 million and a net interest margin of 3.57 percent compared to $9.82 million and 3.49 percent, respectively, for the comparable 2017 period, while net interest income for first half 2018 was $20.29 million and a net interest margin of 3.56 percent compared to $19.28 million and 3.42 percent, respectively, for first half 2017.  Given the recent surge in deposit pricing, our focus is on loan and deposit pricing along with loan growth to maintain or improve its’ net interest margin.

Asset Quality

Asset quality remains solid with significant improvement from a year ago.  Substandard assets that include non-performing assets totaled $24.54 million at June 30, 2018 compared to $26.19 million and $30.68 million, respectively, at December 31, 2017 and June 30, 2017.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 17.58 percent, 20.18 percent and 23.77 percent, respectively, at June 30, 2018, December 31, 2017 and June 30, 2017.  Non-performing assets decreased significantly from the year ago period to $9.23 million or 1.20 percent of total loans and other real estate owned as of June 30, 2018.  This compares to $12.70 million or 1.63 percent at June 30, 2017.

Other real estate (“OREO”) totaled $3.60 million at June 30, 2018 compared to $4.26 million and $4.53 million, respectively, at December 31, 2017 and June 30, 2017.   There are several contracts that we anticipate closing in the last half of 2018 to further reduce our OREO holdings.

In the second quarter of 2018 net charge-offs were $353 thousand, or 0.05 percent of average loans as compared to net charge-offs of $821 thousand, or 0.11 percent of average loans in second quarter 2017, while first half 2018 net charge-offs were $419 thousand or 0.05 percent of average loans compared to $1.22 million or 0.16 percent for the comparable 2017 period.  The loan loss reserve was $7.16 million or 0.93 percent of total loans on June 30, 2018 compared to $7.51 million or 0.98 percent and $8.04 million or 1.04 percent, respectively, at December 31, 2017 and June 30, 2017.  Loan loss reserve methodology resulted in $46 thousand  loan loss provision for three months ended June 30, 2018  compared to $0 for the comparable 2017 period and $70 thousand loan loss provision for first half 2018 compared to 335 thousand for the same comparable period in 2017.

Noninterest Income

Total noninterest income was flat in the comparable periods as noninterest income for six months ended June 30, 2018 was $4.76 million compared to $4.79 million in the comparable 2017 period, or a decrease of 0.75 percent.  Service charges on deposits decreased $14 thousand, or 0.65 percent and secondary mortgage fee income decreased $57 thousand or 14.69 percent.  Gain on the sale of securities was $116 thousand compared to no gain in the comparable 2017 period.

Noninterest Expense

Total noninterest expense increased in the comparable periods as noninterest expense for six months ended June 30, 2018 was $17.14 million compared to $17.03 million for the comparable 2017 period, or an increase of 0.64 percent.  Salaries and employee benefit expenses increased 2.66 percent, occupancy expense increased 3.79 percent and other noninterest expense decreased 4.10 percent for the comparable periods.  The efficiency ratio improved to 68.63 percent for six months ended June 30, 2018 compared to 70.52 percent for the comparable 2017 period.   The company continues to explore opportunities to improve its’ operating efficiency.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-six offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Quitman, Rochelle, Savannah, Soperton, Statesboro, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	June 30, 2018	December 31, 2017	June 30, 2017
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$9,900	$23,145	$19,071
Interest-Bearing Deposits	38,573	34,668	10,988
Investment Securities
Available for Sale, at Fair Value	331,938	354,247	337,710
Federal Home Loan Bank Stock, at Cost	3,382	3,043	3,255
Loans	766,796	765,284	775,566
Allowance for Loan Losses	(7,159)	(7,507)	(8,043)
Unearned Interest and Fees	(541)	(495)	(454)
	759,096	757,282	767,069
Premises and Equipment	28,638	27,639	27,654
Other Real Estate	3,595	4,256	4,525
Other Intangible Assets	27	45	63
Other Assets	29,323	28,430	28,114
Total Assets	$1,204,472	$1,232,755	$1,198,449

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$177,336	$190,929	$162,928
Interest-Bearing	858,550	877,057	863,610
	1,035,886	1,067,986	1,026,538
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	53,508	47,500	56,000
	77,737	71,729	80,229

Other Liabilities	2,603	2,717	2,690

Stockholders' Equity
Common Stock, Par Value $1 a share; Authorized
20,000,000 Shares, Issued 8,439,258 Shares as of
June 30, 2018, Dec. 31, 2017 and June 30, 2017,
Respectively	8,439	8,439	8,439
Paid in Capital	25,970	29,145	29,145
Retained Earnings	64,643	59,231	55,383
Accumulated Other Comprehensive Loss, Net of Tax	(10,806)	(6,492)	(3,975)
	88,246	90,323	88,992
Total Liabilities and Stockholders' Equity	$1,204,472	$1,232,755	$1,198,449

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)
	Quarter		Year-to-Date
	Three Months Ended		Six Months Ended
	6/30/2018	6/30/2017	6/30/2018	6/30/2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$10,065	$9,733	$19,793	$19,130
Deposits with Other Banks	69	34	144	114
Investment Securities
U. S. Government Agencies	1,877	1,685	3,788	3,248
State, County and Municipal	25	30	52	60
Corporate Debt	28	21	56	36
Dividends on Other Investments	44	35	85	71
	12,108	11,538	23,918	22,659
Interest Expense
Deposits	1,401	1,177	2,601	2,368
Federal Funds Purchased	-	3	-	3
Borrowed Money	542	542	1,023	1,010
	1,943	1,722	3,624	3,381
Net Interest Income	10,165	9,816	20,294	19,278
Provision for Loan Losses	46	-	70	335
Net Interest Income After Provision for Loan Losses	10,119	9,816	20,224	18,943

Noninterest Income
Service Charges on Deposits	1,031	1,091	2,132	2,146
Other Service Charges, Commissions and Fees	822	772	1,611	1,559
Mortgage Fee Income	182	202	331	388
Securities Gains (Losses)	116	-	116	-
Other	173	329	568	701
	2,324	2,394	4,758	4,794
Noninterest Expense
Salaries and Employee Benefits	5,002	4,880	9,922	9,665
Occupancy and Equipment	979	991	2,025	1,951
Other	2,618	2,749	5,190	5,412
	8,599	8,620	17,137	17,028

Income Before Income Taxes	3,844	3,590	7,845	6,709
Income Taxes	775	1,157	1,588	2,159
Net Income	3,069	2,433	6,257	4,550

Preferred Stock Dividends	-	-	-	211

Net Income Available to Common Shareholders	$3,069	$2,433	$6,257	$4,339
Net Income Per Share of Common Stock
Basic	$0.36	$0.29	$0.74	$0.51
Diluted	$0.36	$0.28	$0.72	$0.50
Cash Dividends Declared Per Share	$0.05	$0.025	$0.10	$0.050
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,612,352	8,630,207	8,634,865	8,632,465

FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	6/30/2018	6/30/2017	6/30/2018	6/30/2017
Net Interest Income	$10,165	$9,816	$20,294	$19,278
Provision for Loan Losses	46	-	70	335
Non-interest Income	2,324	2,394	4,758	4,794
Non-interest Expense	8,599	8,620	17,137	17,028
Income Taxes	775	1,157	1,588	2,159
Net Income	3,069	2,433	6,257	4,550
Preferred Stock Dividend	-	-	-	211
Net Income Available to
Common Shareholders	3,069	2,433	6,257	4,339

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	6/30/2018	6/30/2017	6/30/2018	6/30/2017
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,612,352	8,630,207	8,634,865	8,632,465
Earnings Per Basic Share (b)	$0.36	$0.29	$0.74	$0.51
Earnings Per Diluted Share (b)	$0.36	$0.28	$0.72	$0.50
Cash Dividends Declared Per Share	$0.05	$0.025	$0.10	$0.050
Common Book Value Per Share	$10.46	$10.55	$10.46	$10.55
Tangible Common Book Value Per Share	$10.45	$10.54	$10.45	$10.54

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	6/30/2018	6/30/2017	6/30/2018	6/30/2017
Net Interest Margin (a)	3.57%	3.49%	3.56%	3.42%
Return on Average Assets (b)	1.03%	0.81%	1.04%	0.72%
Return on Average Total Equity (b)	13.82%	11.10%	14.00%	9.56%
Efficiency (c)	69.39%	70.37%	68.63%	70.52%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	6/30/2018	6/30/2017
Total Assets	$1,204,472	$1,198,449
Loans, Net of Reserves	759,096	767,069
Allowance for Loan Losses	7,159	8,043
Intangible Assets	27	63
Deposits	1,035,886	1,026,538
Common Shareholders' Equity	88,246	88,992
Common Equity to Total Assets	7.33%	7.43%
Total Equity	88,246	88,992
Total Equity to Total Assets	7.33%	7.43%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	6/30/2018	6/30/2017	6/30/2018	6/30/2017
Total Assets	$1,193,274	$1,194,260	$1,199,069	$1,197,473
Loans, Net of Reserves	760,260	756,116	757,089	748,205
Deposits	1,027,850	1,026,729	1,034,500	1,030,043
Common Shareholders' Equity	88,852	87,681	89,407	86,269
Total Equity	88,852	87,681	89,407	90,819

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	6/30/2018	6/30/2017	6/30/2018	6/30/2017
Nonperforming Loans	$5,632	$8,176	$5,632	$8,176
Nonperforming Assets	9,227	12,701	9,227	12,701
Substandard Assets	24,538	30,684	24,538	30,684
Net Loan Chg-offs (Recoveries)	353	821	419	1,215
Reserve for Loan Loss to Total Loans	0.93%	1.04%	0.93%	1.04%
Reserve for Loan Loss to Non- performing Loans	127.11%	98.37%	127.11%	98.37%
Reserve for Loan Loss to Non-performing Assets	77.59%	63.33%	77.59%	63.33%
Net Loan Chg-offs (Recoveries)
to Avg. Total Loans	0.05%	0.11%	0.05%	0.16%
Nonperforming Loans to Total Loans	0.74%	1.05%	0.74%	1.05%
Nonperforming Assets to Total Assets	0.77%	1.06%	0.77%	1.06%
Nonperforming Assets to Total Loans
And Other Real Estate	1.20%	1.63%	1.20%	1.63%
Substandard Assets to Tier One Capital
and Allowance for Loan Losses	17.58%	23.77%	17.58%	23.77%

Quarterly Comparative Data (in thousands, except per share data)

	2Q2018	1Q2018	4Q2017	3Q2017	2Q2017
Assets	$1,204,472	$1,218,420	$1,232,755	$1,195,393	$1,198,449
Loans	759,096	760,459	757,282	761,639	767,069
Deposits	1,035,886	1,052,353	1,067,986	1,020,263	1,026,538
Total Equity	88,246	89,966	90,323	91,602	88,992
Net Income	3,069	3,188	579	2,622	2,433
Net Income Available to
Common Shareholders	3,069	3,188	579	2,622	2,433
Net Income Per Basic Share	0.36	0.38	0.07	0.31	0.29

Key Performance Ratios	2Q2018	1Q2018	4Q2017	3Q2017	2Q2017
Return on Average Assets (1)	1.03%	1.06%	0.19%	0.88%	0.81%
Return on Average Total Equity (1)	13.82%	14.17%	2.52%	11.57%	11.10%
Total Equity to Total Assets	7.33%	7.38%	7.33%	7.66%	7.43%
Net Interest Margin	3.57%	3.55%	3.50%	3.50%	3.49%

(1) Computed using net income available to shareholders

Contact: Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)